                                                                 EXHIBIT (c)(4)


CONFIDENTIAL



Presentation to:

PROJECT TRUEBLUE

SPECIAL COMMITTEE MATERIALS



December 11, 2000





                                                     [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

IMPORTANT NOTICE



     The following pages contain material provided to the Special Committee of the Board of Trueblue ("Trueblue" or the "Company") by Salomon Smith Barney Inc. ("SSB") in connection with the potential acquisition of the Company. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Trueblue (the "Special Committee") and not with a view toward public disclosure except as may be required by federal securities laws. The information used in preparing this material was obtained from the management of the Company ("Management") and public sources. Any estimates and projections for the Company contained herein have been prepared by the Management, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and the affairs of the Company, neither SSB nor any of its respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material. SSB does not undertake any obligation to update or otherwise revise the accompanying materials.




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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

TABLE OF CONTENTS

    1  TRANSACTION SUMMARY

    2  HISTORY OF TRUEBLUE

    3  POTENTIAL PARTNER PROCESS

    4  VALUATION ANALYSIS

    5  ADDITIONAL INFORMATION

       A. Liquidity Analysis

       B. Squeeze-Out Precedents

       C. Possible Courses of Action
           Appendix


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                                            PROJECT TRUEBLUE / DECEMBER 8, 2000


     1    TRANSACTION SUMMARY





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                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

SCOPE OF WORK





     IN FORMULATING OUR OPINION, SALOMON SMITH BARNEY REVIEWED:

     * A draft of the Merger Agreement and the Support Agreement, dated December 7, 2000

     *    Certain publicly available financial information regarding Trueblue

     * Internal financial forecasts and 2001 budget for Trueblue, prepared by management

          o In addition, SSB held discussions with senior management and selected operating management members

     * Publicly available information regarding the trading of, and the trading market for, Trueblue common stock and for certain other companies we deemed to be comparable to Trueblue's business

     * Publicly available information regarding the terms of other transactions we considered relevant

     *    Other economic, financial and market information we deemed relevant


     THE SPECIAL COMMITTEE OF THE BOARD HAS ASKED SALOMON SMITH BARNEY TO RENDER AN OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE TRUEBLUE SHAREHOLDERS, OTHER THAN PARENT AND AWT, IN THE MERGER.


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                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

ACTIVITY SINCE DECEMBER 4TH MEETING




     *    On December 5, the advisors met with Parent

          o Pursuant to the Special Committee's instructions, the advisors made an oral presentation to Parent as to the justification for a higher value for Trueblue

          o Concurrently, counsel discussed terms contained in the draft Merger Agreement

          o Late that day, further discussions were held among counsel, the advisors and Parent regarding the merger agreement

     * On December 6, the advisors updated the Special Committee on the December 5 discussions

          o The Special Committee instructed the advisors and counsel to try to make progress on the merger agreement

          o    The Merger Agreement was discussed further between the parties

     * On December 7, a revised draft of the Merger Agreement and a proposed term sheet for conversion of Parent's revolving credit facility into new PIK preferred stock were received

     * On December 8, discussion with counsel on planned changes to the December 7 draft of the Merger Agreement and an update from the Chairman of the Special Committee on his conversation with Parent management



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                                            PROJECT TRUEBLUE / DECEMBER 8, 2000




TERMS OF PARENT'S OFFER




     * Proposed offer price of $7.00 per Trueblue share held by public shareholders

          o The Special Committee and the advisors believe the offer could be improved to the $8.00 - $8.50 range

     *    Consideration offered in the form of cash

     * Draft Agreement and Plan of Merger dated December 7 and, as we understand, planned subsequent modifications, propose the following elements

          o    Requires:

               - unanimous recommendation by Special Committee that the Board approve the Merger Agreement

               -    fairness opinions from both financial advisors, and

               - approval by stockholders in accordance with Delaware law and a majority of the votes cast by the public stockholders

          o All shares other than those held by AW Trust will receive a right to fractional shares which will be cashed out in the merger so that in effect each public stockholder receives the offer price in cash per share held prior to the Merger

          o Parent and Merger Sub will fund the acquisition of all fractional shares (i.e., all shares held by the public)

          o    Termination rights under the Agreement (pending negotiation):

               -    For both parties on or after March 31, 2001

               - For Trueblue if its Board approves, or the Special Committee recommends, a superior proposal (as defined in the Agreement) with no topping fee payable to Parent or Merger Sub

               - For Trueblue, if the public shareholders do not vote in favor of the transaction

          o    Resolution of Indenture incurrence test to allow the merger


     ON OCTOBER 27TH, PARENT PUBLICLY PROPOSED TO FUND THE ACQUISITION OF THE PUBLICLY-HELD SHARES OF TRUEBLUE FOR $7.00 PER SHARE.


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                                            PROJECT TRUEBLUE / DECEMBER 8, 2000



IMPLIED MULTIPLES AT VARIOUS PREMIUMS

                                                                                                             TRADING MULTIPLES FOR
                                                                           ASSUMED PRICE PER SHARE          COMPARABLE COMPANIES(a)
                                                   10/26/00     ------------------------------------------- ----------------------
(Dollars in millions, Except per Share Data)         $3.56       $7.00        $8.00       $8.25       $8.50       LOW      HIGH
--------------------------------------------       --------     -------      -------      ------      -----       ----    ------
MARKET PRICES                                      PREMIUM (DISCOUNT)
Offer               $     3.56                         0.0%          96.5%       124.6%     131.6%     138.6%
     52-Week High        11.06                       (67.8)         (36.7)       (27.7)     (25.4)     (23.2)
     52-Week Low          3.44                         3.6          103.5        132.6      139.8      147.1

Equity Value                                       $   418        $   821      $   939    $   968  $     997
Firm Value                                           2,201          2,604        2,722      2,751      2,780
--------------------------------------------      --------        -------      -------    -------  ---------       ----    ------
EBITDA                                             FIRM VALUE / EBITDA

LTM (b)             $      276                         8.0x           9.4x         9.9x      10.0x      10.1x      6.5x     8.4x
     2000E                 259                         8.5           10.1         10.5       10.6       10.7       6.9     10.5
     2001E                 299                         7.4            8.7          9.1        9.2        9.3       6.5      9.4

EBIT                                               FIRM VALUE / EBIT

     LTM (b)        $      150                        14.6x          17.3x        18.1x      18.3x      18.5x      9.6x    10.2x
     2000E                 127                        17.3           20.5         21.4       21.6       21.9      10.7     17.7
     2001E                 162                        13.6           16.1         16.9       17.0       17.2      10.3     15.4
--------------------------------------------      --------        -------      -------    -------  ---------       ----    ------
     RAB (c)        $    1,800                        91.5%         113.9%       120.4%     122.0%     123.6%
--------------------------------------------      --------        -------      -------    -------  ---------       ----    ------

----------

Source: Draft 2001 Budget dated 12/6/00, adjusted to remove the potential RDM business financial contribution.

LTM: Latest twelve months ending September 30, 2000.

Note: Equity value reflects 117.3 million shares outstanding as of 9/30/00, 3.69 million options outstanding with a strike price of $7.98 and 6.56 million options outstanding with a strike price of $17.10.

     (a) Comparable companies are Kelda Group, United Utilities, Anglian Water, Pennon Group, Severn Trent, Thames Water, Suez Lyonnaise and Vivendi Environment.

     (b)  LTM data as of 9/30/00.

     (c)  Assumes $560 million value for non-Wessex assets.



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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


IMPLIED PREMIUMS AT VARIOUS PRICES

                                                                 % PREMIUM /
                                 DATE            PRICE      (DISCOUNT) TO OFFER
                             ------------   --------------  -------------------
Parent Offer                                $         7.00

Current Price                    11/29/00             6.06                 15%
                             ------------   --------------           ----------
One Day Prior to Offer           10/26/00   $         3.56                 96%
One Week Prior to Offer          10/20/00             3.56                 96
One Month Prior to Offer          9/27/00             4.31                 62
                             ------------   --------------           ----------
52-Week High                      1/21/00   $        11.06                (37%)
52-Week Low                      10/23/00             3.44                104
                             ------------   --------------           ----------
One Month Average              to 12/8/00   $         6.11                 15%
Three Month Average            to 12/8/00             5.04                 39
One Year Average               to 12/8/00             6.89                  2
                             ------------   --------------           ----------


----------
(a)  Represents initial Parent offer.


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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

2    HISTORY OF TRUEBLUE






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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

CORPORATE TIMELINE

                                                  -----------
                                                      IPO
                                                   ($695 MM)
           ----------                             -----------                                       -----------
            TRUEBLUE                                   -                                               BOND
             FORMED                     -----------    -                                             OFFERING
           ----------                    REFINANCE     -                                             ($600 MM)
                -                        AEL DEBT      -                                            -----------
                -                       -----------    -                                              -
                -                            -         -                                              -
              1998       KEY EVENTS          -         -        1999                                  -    2000
------------------------------ -------------------------------------------------------------------- -------------------
     MAY       SEP      OCT       MAR       MAY       JUN       JUL       SEP            OCT           FEB      JUL
------------------------------ -------------------------------------------------------------------- -------------------
      -                  -         -         -         -         -        -  -            -                      -
      -                  -         -         -         -         -        -  -            -                      -
      -                  -  KEY    -         -         -   -------------  -  -            -                      -
      -                  - ACQUISI--        -         -         -       AGOSBA     -  -      -------------          -------------
      -                  -  TIONS  -         -         -    ACQUISITION   -  -         MADERA               BAKER HUGHES
      -                  -         -         -         -     ($439 MM)    -  -          RANCH                INDUSTRIAL
      -                  -         -         -         -   -------------  -  -       ACQUISITION              SERVICES
      -                  -         -         -         -                  -  -         ($32 MM)             ACQUISITION
      -                  -         -         -         -                  -  -      -------------             ($8 MM)
      -                  -         -         -         -                  -  - - - -                       -------------
-------------            -   -------------   -   -------------            -        -
   MENDOZA               -      CANCUN       -        IASA                -   -------------
 ACQUISITION             -    ACQUISITION    -    ACQUISITION             -       LURGI
   BY ENRON              -      ($14 MM)     -      ($23 MM)              -       BAMAG
   ($72 MM)              -   -------------   -   -------------            -    ACQUISITION
-------------            -                   -                            -      ($32 MM)
                  -------------       ---------------                     -   -------------
                      WESSEX             TRUEBLUE                         -
                   ACQUISITION         NORTH AMERICA                -------------
                   ($2,543 MM)          ACQUISITION                   TRUEBLUE
                  -------------          ($118 MM)                     BRAZIL
                                      ---------------                ACQUISITION
                                                                      ($57 MM)
                                                                    -------------



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
                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

MARKET OPPORTUNITY FOR TRUEBLUE AT TIME OF IPO

* "Governments around the world are increasingly outsourcing the ownership, operation and management of their water and wastewater assets and services to the private sector." - Prospectus p.43

* "...we believe that significant opportunities exist for private sector participation in the water and wastewater industry." - Prospectus p.48

*    Selected upcoming water and wastewater privatizations:


REGION                                                 NUMBER OF OPPORTUNITIES
------                                                 -----------------------
Europe (p.49)                                                      17

North America (p.50)                                               11

Latin America and the Caribbean (p.51)                             25

Middle East and Africa (p.52)                                       7

Asia and the Pacific Rim (p.52)                                     8
                                                                 ----

Total                                                              68

THE PROSPECTUS DESCRIBES THE MARKET OPPORTUNITY FOR TRUEBLUE AT THE TIME OF INITIAL PUBLIC OFFERING (JUNE 9, 1999).


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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

INITIAL RESEARCH COMMENTS ON TRUEBLUE

ANALYST                            COMMENTARY

MERRILL LYNCH                      Trueblue is a company with unparalleled
William Genco                      operating capabilities and large scale
July 6, 1999                       project management experience ... We expect
                                   Trueblue to generate average annual EPS
                                   growth approaching 30% over the next few years ... By July 6, 1999 any comparable benchmark, Trueblue stock appears very reasonably priced to any entity considered to be its peer.

CREDIT SUISSE                      Trueblue is the only pure play in global
Michael Hoffman                    water privatization and outsourcing ... by
July 6, 1999                       leveraging [Parent's] Michael Hoffman
                                   expertise in global power development,
                                   Trueblue gains the benefit of an impressive track record in infrastructure intensive projects and innumerable contracts worldwide.
                                   Trueblue already has strong water
                                   credentials. Its UK water business is one of the world's premier water operators.

PAINEWEBBER                        We believe that the world is in the early
Walter Krichberger                 stages of a major shift toward privatization
July 6, 1999                       of water and wastewater services, and that
                                   Trueblue is well positioned to be a leader in what we believe may be the last major, worldwide privatization opportunity.

DLJ                                As the only large-cap, pure-play water
Marc Sulam                         company, we believe that Trueblue offers an
July 6, 1999                       attractive way to participate in the
                                   accelerating trend towards privatization of municipal and industrial water and waste water systems and the consolidation of the fast-growing highly fragmented global water and wastewater industry.

DEUTSCHE BANC                      We believe Trueblue is well positioned to
David Manlowe                      capitalize on this growth because [it] has
July 6, 2000                       demonstrated superior skills at profitably
                                   operating newly privatized water systems ...
                                   management has demonstrated skill at
                                   successfully targeting and executing large project privatizations in the past. Trueblue is conservatively forecast to generate earnings growth in excess of 20% per year over the next few years.

BANK OF AMERICA                    Trueblue is the right company with the right
Dan Tulis                          management at the right time to capitalize on
August 18, 1999                    the burgeoning opportunities in the global
                                   water and wastewater business.

A.G. EDWARDS                       Over the long term, we believe Trueblue will
Timothy Winter                     become a formidable player in the relatively
September 2, 1999                  inefficient global industry. We further
                                   believe, the company's progressive and
                                   creative approach will allow them to
                                   profitably capitalize on the industry.


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                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

SHARE PRICE PERFORMANCE TO DATE


     AZX       AZURIX CORP COM

    DATE        CLOSING PRICE      VOLUME
-----------     -------------      ------
  6/10/1999        19.125
  6/11/1999       19.0625
  6/14/1999       19.0625
  6/15/1999       19.1875
  6/16/1999            19
  6/17/1999            19
  6/18/1999            19
  6/21/1999        19.125
  6/22/1999            19
  6/23/1999            19
  6/24/1999       19.5625
  6/25/1999        19.625
  6/28/1999        19.125
  6/29/1999       19.3125
  6/30/1999            20
   7/1/1999       19.9375
   7/2/1999          20.5
   7/6/1999         21.25
   7/7/1999       20.9375
   7/8/1999            23
   7/9/1999        23.875
  7/12/1999        23.375
  7/13/1999         22.75
  7/14/1999            23
  7/15/1999         22.75
  7/16/1999         22.25
  7/19/1999            23
  7/20/1999          21.5
  7/21/1999         21.75
  7/22/1999       22.6875
  7/23/1999        22.375
  7/26/1999       21.3125
  7/27/1999        21.625
  7/28/1999        22.625
  7/29/1999        23.375
  7/30/1999         23.75
   8/2/1999       23.5625
   8/3/1999       23.4375
   8/4/1999       23.1875
   8/5/1999        22.375
   8/6/1999       21.9375
   8/9/1999       21.5625
  8/10/1999       20.3125
  8/11/1999          20.5
  8/12/1999          20.5
  8/13/1999       19.3125
  8/16/1999        19.625
  8/17/1999          19.5
  8/18/1999         18.25
  8/19/1999          18.5
  8/20/1999          19.5
  8/23/1999       19.9375
  8/24/1999         19.75
  8/25/1999       19.6875
  8/26/1999       19.6875
  8/27/1999          19.5
  8/30/1999       18.6875
  8/31/1999       18.5625
   9/1/1999          18.5
   9/2/1999       18.4375
   9/3/1999          18.5
   9/7/1999       18.5625
   9/8/1999       18.4375
   9/9/1999          18.5
  9/10/1999         18.25
  9/13/1999        15.625
  9/14/1999        15.375
  9/15/1999            15
  9/16/1999       15.6875
  9/17/1999        16.625
  9/20/1999            17
  9/21/1999          17.5
  9/22/1999       17.9375
  9/23/1999          18.5
  9/24/1999        17.375
  9/27/1999        17.375
  9/28/1999       17.4375
  9/29/1999         17.25
  9/30/1999       17.1875
  10/1/1999       16.9375
  10/4/1999         16.25
  10/5/1999         15.25
  10/6/1999        14.375
  10/7/1999            14
  10/8/1999        13.875
 10/11/1999         14.25
 10/12/1999          14.5
 10/13/1999       14.4375
 10/14/1999          14.5
 10/15/1999       13.9375
 10/18/1999        13.875
 10/19/1999         13.75
 10/20/1999            12
 10/21/1999        11.375
 10/22/1999        12.875
 10/25/1999            13
 10/26/1999            13
 10/27/1999       13.5625
 10/28/1999       13.9375
 10/29/1999       14.0625
  11/1/1999       13.9375
  11/2/1999       13.3125
  11/3/1999       12.8125
  11/4/1999          7.75
  11/5/1999         8.375
  11/8/1999         8.125
  11/9/1999             8
 11/10/1999        8.0625
 11/11/1999        7.9375
 11/12/1999        8.0625
 11/15/1999        8.1875
 11/16/1999        7.9375
 11/17/1999          7.75
 11/18/1999         7.375
 11/19/1999          7.25
 11/22/1999        7.8125
 11/23/1999        8.1875
 11/24/1999           7.5
 11/26/1999         7.625
 11/29/1999             7
 11/30/1999         7.125
  12/1/1999          7.25
  12/2/1999         7.125
  12/3/1999        7.8125
  12/6/1999           7.5
  12/7/1999        7.4375
  12/8/1999        7.0625          413800
  12/9/1999         7.125          329200
 12/10/1999        7.3125          898500
 12/13/1999        7.0625          422600
 12/14/1999        7.0625          560700
 12/15/1999        7.4375          343600
 12/16/1999        7.1875          220900
 12/17/1999        6.9375          401000
 12/20/1999        6.9375          650000
 12/21/1999        6.8125          245900
 12/22/1999         6.875          322200
 12/23/1999        7.6875          577200
 12/27/1999           7.5          271100
 12/28/1999         7.625          277400
 12/29/1999        7.6875          237200
 12/30/1999         7.875          367700
 12/31/1999        8.9375          458900
   1/3/2000         8.375          338900
   1/4/2000             8          248300
   1/5/2000        7.4375          392800
   1/6/2000        7.8125          334500
   1/7/2000        7.8125          231500
  1/10/2000          8.25          351900
  1/11/2000         8.125          228600
  1/12/2000         8.375          130700
  1/13/2000             9          662900
  1/14/2000         9.875          430200
  1/18/2000        9.5625          266200
  1/19/2000         9.625          204800
  1/20/2000       10.0625          299000
  1/21/2000            11          505600
  1/24/2000       10.5625          335100
  1/25/2000       10.5625          126400
  1/26/2000        10.375          113000
  1/27/2000          10.5          126600
  1/28/2000        10.375          132800
  1/31/2000       10.0625          246900
   2/1/2000        10.375          281700
   2/2/2000         9.875          159000
   2/3/2000        9.9375          175800
   2/4/2000             9          140300
   2/7/2000          8.25          267200
   2/8/2000         7.875          311500
   2/9/2000         8.625          757900
  2/10/2000         9.375          567600
  2/11/2000         9.125          243200
  2/14/2000        8.9375          128300
  2/15/2000        8.4375          255000
  2/16/2000        8.4375          170800
  2/17/2000        8.1875          119400
  2/18/2000        8.0625          187800
  2/22/2000        7.5625          232200
  2/23/2000          7.25          146800
  2/24/2000         7.625           97500
  2/25/2000        7.8125          327500
  2/28/2000        7.9375          254000
  2/29/2000           7.5          204900
   3/1/2000        7.3125          291000
   3/2/2000        7.1875          214400
   3/3/2000         7.125          236500
   3/6/2000         6.875          562500
   3/7/2000        6.9375          164600
   3/8/2000             7          151700
   3/9/2000         7.125           88900
  3/10/2000        7.8125          338400
  3/13/2000        8.0625          348700
  3/14/2000        8.1875          222700
  3/15/2000        8.3125          124800
  3/16/2000        8.4375          113000
  3/17/2000         8.125          274600
  3/20/2000        7.9375          131300
  3/21/2000        7.9375          117200
  3/22/2000          7.75           94400
  3/23/2000        7.5625          199700
  3/24/2000           7.5          218400
  3/27/2000        7.5625          110200
  3/28/2000        7.1875          146800
  3/29/2000        7.3125          169600
  3/30/2000         7.375          177400
  3/31/2000           7.5          146500
   4/3/2000        7.0625          214500
   4/4/2000        7.0625          101100
   4/5/2000         7.125           76400
   4/6/2000        7.0625          127900
   4/7/2000         7.625          728400
  4/10/2000           7.5           97100
  4/11/2000         7.625          172800
  4/12/2000         7.625          131600
  4/13/2000         7.375          206200
  4/14/2000        7.0625          277600
  4/17/2000             8          168300
  4/18/2000           7.5           73600
  4/19/2000           7.5          112000
  4/20/2000        7.5625           70300
  4/24/2000          7.25           63000
  4/25/2000        7.5625          148800
  4/26/2000        7.1875           81800
  4/27/2000          7.25          130400
  4/28/2000             7          160400
   5/1/2000             7          133100
   5/2/2000        6.8125          141100
   5/3/2000        7.4375          118500
   5/4/2000          7.25           99700
   5/5/2000          7.75          171800
   5/8/2000          7.25          198800
   5/9/2000           7.5          136900
  5/10/2000        7.4375          118500
  5/11/2000           7.5          124000
  5/12/2000         7.125          221400
  5/15/2000          7.25          105100
  5/16/2000         7.125          116600
  5/17/2000        6.9375          155900
  5/18/2000             7          119000
  5/19/2000             7           56700
  5/22/2000          6.75           97200
  5/23/2000         6.625          102000
  5/24/2000        6.1875          149400
  5/25/2000          6.25           82100
  5/26/2000        6.4375           56400
  5/30/2000         6.875           92200
  5/31/2000          6.75           71900
   6/1/2000        6.8125           88900
   6/2/2000        6.9375           78000
   6/5/2000        6.9375          181800
   6/6/2000          6.75          125300
   6/7/2000         6.875           91300
   6/8/2000        6.8125           90000
   6/9/2000        7.4375          296100
  6/12/2000           7.5          106800
  6/13/2000         7.625          183200
  6/14/2000        7.5625           41000
  6/15/2000         7.625           89700
  6/16/2000        7.4375           90700
  6/19/2000         7.375          118200
  6/20/2000        7.0625          105200
  6/21/2000           7.5          113200
  6/22/2000        7.1875           77600
  6/23/2000         7.375           86000
  6/26/2000        7.6875          138200
  6/27/2000         7.875          210100
  6/28/2000           8.5          305500
  6/29/2000        8.1875          218000
  6/30/2000             7          870600
   7/3/2000           7.5          249000
   7/5/2000        8.0625          225200
   7/6/2000        8.0625          104400
   7/7/2000        7.6875          238000
  7/10/2000        7.6875           73200
  7/11/2000          7.75          117200
  7/12/2000         7.875           60600
  7/13/2000        7.9375          109500
  7/14/2000             8           54100
  7/17/2000         8.125           66000
  7/18/2000         8.125           70900
  7/19/2000         8.125           51900
  7/20/2000             8           40100
  7/21/2000        7.9375           47600
  7/24/2000        7.9375           62900
  7/25/2000        8.0625           82500
  7/26/2000          8.75          116100
  7/27/2000             9          295500
  7/28/2000        8.5625           54600
  7/31/2000           8.5          207900
   8/1/2000        8.3125           79100
   8/2/2000        8.3125           31200
   8/3/2000          8.25          154600
   8/4/2000        8.1875           53800
   8/7/2000        8.3125           73700
   8/8/2000        6.5625          531700
   8/9/2000         5.625          746700
  8/10/2000        5.5625          614600
  8/11/2000           5.5          360100
  8/14/2000         5.625          235900
  8/15/2000         5.375          199700
  8/16/2000         5.375          102600
  8/17/2000         5.125          334000
  8/18/2000         5.125          172400
  8/21/2000        4.9375          152100
  8/22/2000        5.1875          182300
  8/23/2000        5.3125           76500
  8/24/2000        5.5625           97700
  8/25/2000        4.9375          630600
  8/28/2000        4.9375          791500
  8/29/2000        4.8125          399700
  8/30/2000         4.625          334500
  8/31/2000          4.75          201500
   9/1/2000         4.625          102100
   9/5/2000        4.8125          200400
   9/6/2000        4.8125          213300
   9/7/2000        4.5625          173100
   9/8/2000        4.6875          237900
  9/11/2000         4.375          312500
  9/12/2000        4.4375          127800
  9/13/2000        4.0625          142600
  9/14/2000         4.375          139700
  9/15/2000         4.375          285500
  9/18/2000          4.25          100400
  9/19/2000        4.1875          100300
  9/20/2000        4.0625          119200
  9/21/2000        4.0625          253500
  9/22/2000         4.625          985300
  9/25/2000           4.5          147400
  9/26/2000        4.4375          106600
  9/27/2000        4.3125          122000
  9/28/2000        4.1875           94100
  9/29/2000        3.5625          524100
  10/2/2000         4.125          602700
  10/3/2000        4.1875          332800
  10/4/2000          4.25          319500
  10/5/2000         4.125           73900
  10/6/2000        4.0625           79900
  10/9/2000             4          125100
 10/10/2000        4.3125          475700
 10/11/2000          4.25          228900
 10/12/2000        4.0625           84100
 10/13/2000             4           82100
 10/16/2000        4.0625           76400
 10/17/2000         3.875           70900
 10/18/2000          3.75          205600
 10/19/2000   3.625099897          122100
 10/20/2000        3.5625          204600
 10/23/2000        3.4375          180200
 10/24/2000         3.625          321600
 10/25/2000           3.5          189000
 10/26/2000        3.5625          102400
 10/27/2000        6.5625         2836900
 10/30/2000          6.25         4006400
 10/31/2000          6.25          756900
  11/1/2000        6.0625          285100
  11/2/2000        6.3125          247600
  11/3/2000          6.25          184100
  11/6/2000         6.375          198000
  11/7/2000             6          570500
  11/8/2000        5.9375          227600
  11/9/2000        6.0625          612600
 11/10/2000             6          368700
 11/13/2000        6.0625          208600
 11/14/2000        6.0625          232400
 11/15/2000        6.0625          147100
 11/16/2000        6.1875          116300
 11/17/2000        6.1875          133900
 11/20/2000          6.25          152000
 11/21/2000        6.3125          106500
 11/22/2000        6.1875          513300
 11/24/2000        6.1875           71900
 11/27/2000        6.1875           88700
 11/28/2000        6.0625          236400
 11/29/2000         6.125          132500
 11/30/2000             6          266100
  12/1/2000        6.0625          563800
  12/4/2000         6.125          351700
  12/5/2000         6.125          128000
  12/6/2000        5.9375          221000
  12/7/2000         6.125          194600
  12/8/2000         6.125           83600

a) Nov 4, 1999 - Profit warning for Q4/1999: Shares slide nearly 40% on the announcement that 4th quarter results (ca. 9 to 11 cents per share) would fall significantly below expectations (ca. 17 cents per share).

b) Aug 7, 2000 - Profit warning for Q2/2000: Shares drop after Trueblue reports sharply lower second quarter earnings of net 5 cents a share versus 19 cents the year before.

c)   Aug 24, 2000 - Resignation of CEO Rebecca Mark.

d) Oct 26, 2000 - Parent announces a proposal to buy back Trueblue shares. Class action lawsuits filed against Trueblue.


9                                                    [SALOMON SMITH BARNEY LOGO]

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

DEVELOPMENT OF VALUE COMPONENTS

      DATE               PERCENT
      ----               -------
    JUN-99                64.5%
    SEP-99                57.7%
    DEC-99                31.0%
    MAR-00                30.2%
    JUN-00                11.8%
    SEP-00               (10.2)%


MARKET CAPITALIZATION               2,013           1,047             864             864             821             411
VALUE PER SHARE                     17.20            8.90            7.40            7.40            7.00            3.50

----------

Note: Percentages shown in the chart above are the difference between equity value and value of Wessex plus non-Wessex (net of debt) expressed as a proportion of the value of Wessex plus non-Wessex (net of debt).

(a) Equity value of Wessex based on comparable RAB multiples of UK water companies; non-Wessex equity value based on acquisition costs.


10                                                   [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

OWNERSHIP AND FINANCIAL CONTRIBUTION

                             ------------
                               FINANCIAL
                             INSTITUTIONS
                             ------------
                                  -
                                  -
     ------------            ------------
        PARENT                 MW TRUST
     ------------            ------------
      50% VOTING -          - 50% VOTING
       INTEREST    -       -   INTEREST
                     -    -
                        -
                  ------------               ---------------
                    AW TRUST                   PUBLIC FLOAT
                  ------------               (NO HOLDER >5%)
                              -              ---------------
                               -                    -
                                -     67%          -   33%
                                 -  Common        -  Common
                                  -  Stock       -    Stock
                                   -            -
                                    ------------
                                      TRUEBLUE
                                    ------------
                                          -
                                          -
                                          -
        - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        -                   -    100%             -   100%             -                    -                   -
----------------     ----------------     ----------------     ----------------     -----------------    ---------------
    TRUEBLUE             TRUEBLUE             AGOSBA             IASA/CANCUN        OTHER INVESTMENTS        MENDOZA
 NORTH AMERICA          EUROPE LTD.         (ARGENTINA)            (MEXICO)         (BRAZIL, GERMANY)      (ARGENTINA)
 (CANADA & USA)          (ENGLAND)
$20   '01 EBITDA     $249  '01 EBITDA     $36   '01 EBITDA     $24   '01 EBITDA     $31   '01 EBITDA     $6   '01 EBITDA
----------------     ----------------     ----------------     ----------------     -----------------    ---------------

Source: Draft 2001 Budget dated 12/6/00; excludes G&A.

* Parent and MW Trust each may appoint 50% of AW Trust board and 50% of the Trueblue board

* Currently, MW Trust has not exercised power to appoint directors, and Parent executives have appointed all directors


----------

Source: Draft 2001 Budget dated 12/6/00; excludes G&A.




11



                                                     [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


     3 POTENTIAL PARTNER PROCESS



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

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


POTENTIAL PARTNER PROCESS


     THE STRATEGIC PARTNER PROCESS

     * Trueblue's objective in the process was to find a partner with capital strength and development skill to further its business objectives. The relationship with the partner could have taken on of several forms, including the purchase by the partner of all of Trueblue's shares.

     * The advisors (Schroders ("SSSB") and ML) and Trueblue management initially identified 4 parties; the number was based on screening the universe of potential investors for parties potentially willing to pay for a strategic step into the water industry with sufficient capital to support Trueblue's business plan; two others were added during the process

     * Each party was contacted on a confidential basis by one or the other of Merrill Lynch or SSSB

     * If there was interest following the bankers' presentation, subject to a confidentiality agreement, the parties were given a management presentation

     * Following a suitable value indication, extensive due diligence would be provided

OTHER INFORMAL CONTACTS

     * During the strategic partner process, informal discussions occurred with several parties regarding a transaction with Trueblue

          o In each case, an indication of interest was requested prior to providing information or engaging in substantive discussions; no party expressed meaningful interest


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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


SUMMARY OF KEY CONTACTS MADE BY ADVISORS

                                        LEVEL OF
NAME             TIME OF APPROACH       INTEREST           COMMENTS
------------     ------------------     -----------        ---------------------------------------------------------------
                                                           *  Initial contact by SSSB prior to start of process but showed limited interest

Company A        March 2000               No               *  No interest to receive management presentation

                                                           *  Regarded Trueblue as having insufficient critical mass

                                                           *  Announced acquisition of competitor in September 2000
------------     ------------------     -----------        ---------------------------------------------------------------
                                                           *  Showed initially cautious interest; considering water due to local privatization opportunities, but not a priority given telecom and European electricity opportunities

                                                           *  Took 3 months to sign CA

Company B        Initial approach in      No               *  Declined opportunity following management presentation March
                                                              2000 due to geographic spread outside core area; indicated
                                                              potential interest in Wessex alone

                                                           *  Following early October press speculation on future of
                                                              Trueblue, contacted Parent regarding Wessex and potentially
                                                              Lurgi; nothing further was heard

------------     ------------------     -----------        ---------------------------------------------------------------
                                                           *  Received management presentation after signing of CA

                 Initial approach in                       *  Only interest in UK assets but did not meet return
Company C        March 2000               No                  criteria; no interest in North and Latin America

                                                           *  Declined opportunity


13                                                   [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


SUMMARY OF KEY CONTACTS MADE BY ADVISORS


                                        LEVEL OF
NAME             TIME OF APPROACH       INTEREST           COMMENTS
------------     ------------------     -----------        ---------------------------------------------------------------
                                                           *  Strategy review of enlarged group following recent merger identified water as core growth area

                                                           *  Stop / start interest until August when indicative offer of
                                                              $7 was made subject to extensive conditions

                 Initial JV discussion  Initially
Company D        in Summer 1999           High             *  Undertook full due diligence in September 2000 but declined opportunity due to Trueblue's corporate issues

                                                           *  Expressed potential interest through their financial advisor in acquiring Wessex
------------     ------------------     -----------        ---------------------------------------------------------------
                                                           *  Previous comments by company management to Trueblue
Company E        April 2000                No                 suggested potential interest

                                                           *  Contact confirmed no interest in water management
------------     ------------------     -----------        ---------------------------------------------------------------
Company F        July/August               No              *  Explored opportunity to effect reverse stock merger

                                                           *  Trueblue had limited interest in equity deal




14                                                   [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


     4 VALUATION ANALYSIS




                                                     [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

CONSOLIDATED HISTORICAL FINANCIALS AND MANAGEMENT FORECAST


 (Dollars in millions)

                                                                FISCAL YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------------------------      CAGR
                                     1998(a)    1999    2000E(c)    2001F    2002F     2003F      2004F    2005F      '00 - '05
                                    --------  --------  --------  --------  --------  --------  --------  --------    ---------
OPERATING DATA

Revenue                             $    120  $    618  $    764  $    865  $    955  $  1,127  $  1,307  $  1,467         13.9%

EBITDA                                    66       278       269       302       358       405       463       506         13.5

EBIT(b)                                   46       137       141       165       207       240       286       320         17.8

Net Income                                10        38         8         4        21        33        55        69         54.0

Capital Expenditures                      63       287       330       348       388       396       386       297         (2.1)
                                    --------  --------  --------  --------  --------  --------  --------  --------    ---------

BALANCE SHEET DATA

Cash (net of restricted amount)     $      5  $     27  $     30  $     32  $     43  $     41  $     56  $    113           --

Total Assets                           3,358     4,850     4,653     4,932     5,293     5,615     5,937     6,201          5.9%

Total Debt (including affiliates)      1,061     2,119     1,914     2,146     2,396     2,604     2,774     2,868          8.4
                                    --------  --------  --------  --------  --------  --------  --------  --------    ---------

KEY RATIOS

Net Debt / EBITDA                      16.0x       7.5x      6.7x      6.7x      6.3x      6.1x      5.6x      5.2x          --

Net Debt / Total Capitalization           39%       52%       48%       51%       52%       53%       53%       51%          --


----------
Source: Management forecast, adjusted to reduce ongoing SG&A beyond 2001 to $2 million and to remove the potential RDM business financial contribution.

(a)  From January 29, 1998  (date of inception) until December 31, 1998.

(b)  1999 EBIT reflects $34.2 million restructuring charge.

(c)  Reflects three quarters of actual data and one quarter of projected data.


15                                                   [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


COMPARISON OF MANAGEMENT FORECAST AND DRAFT 2001 BUDGET


(Dollars in millions)

                                                           DRAFT 2001 BUDGET(a)
                              MANAGEMENT       --------------------------------------------
                              FORECAST          RISK CASE     BUDGET      OPPORTUNITY CASE
                              ----------       -----------   --------    ------------------
EBITDA
 Wessex                           $248.7            $243.3     $246.3                $249.3
 Buenos Aires                       36.0               5.0       35.1                  47.4
 Cancun                              3.9               3.0        4.0                   4.5
 Mendoza                             1.4               1.2        1.4                   2.0
 North America                      19.6              13.8       18.1                  21.3
 Mexico                             12.2              11.0       12.6                  13.5
 Brazil                             10.7               6.3        8.3                   9.9
 Lurgi                              (0.2)             (2.3)      (0.8)                  2.7
 RDM                                 1.8              (2.4)      (0.4)                  3.0
Corporate G&A                      (30.0)            (30.0)     (28.7)                (25.3)
                              ----------       -----------   --------    ------------------
TOTAL                             $304.1            $248.9     $295.9                $328.3
                              ==========       ===========   ========    ==================
ADJUSTED(b)                       $302.3            $251.3     $296.3                $325.3
MANAGEMENT CONFIDENCE                                   90%        40%                    5%


----------
(a)  Draft 2001 budget dated December 6, 2000.

(b)  Adjusted to remove potential RDM business financial contribution.


MANAGEMENT HAS PROVIDED UPDATED 2001 BUDGET INFORMATION BUT HAS NOT UPDATED ITS FULL FINANCIAL PROJECTIONS.


16                                                   [SALOMON SMITH BARNEY LOGO]

                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


SUMMARY OF VALUATION ANALYSIS

SUM-OF-THE-PARTS APPROACH

                                VALUE PER SHARE

                                        INITIAL OFFER PRICE $7.00
                                                 10/27/00
                                        -------------------------
Comparable Publicly-Traded Companies    $3.75         -     $7.50

                  Discounted Cash Flow  $3.50         -     $7.25

                Precedent Transactions  $4.25         -     $9.00


----------
Note: Trading range for 12 months ended December 8, 2000 was $3.44 to $11.06.


17                                                  [SALOMON SMITH BARNEY LOGO]

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

SUM-OF-THE-PARTS COMPARABLE COMPANIES ANALYSIS


(Dollars in millions)
                                 STATISTIC                  METHODOLOGY                  MULTIPLES         IMPLIED FIRM VALUE
                                 ---------                  -----------                  ---------       -----------------------
Wessex Water (Regulated)         $1,800.0 (a)   RAB                                    0.91x -- 0.97x    $ 1,638    --   $ 1,746

Other Assets (b)                 $   89.1       2001 EBITDA                             6.5x --  9.5x    $   589    --   $   857

Madera Water Bank                               Acquisition cost -
                                                  Estimated Disposition Proceeds (a)                     $    32    --   $   112

Corporate (c)                    $   (2.0)      2001 Budget plus Post-2001 Cost         8.0x --  8.0x    $   (45)   --   $   (45)
                                                                                                         -------         -------

ENTERPRISE VALUE                                                                                         $ 2,214         $ 2,670
                                                                                                         -------         -------

Net Debt and Minority Interest as of 9/30/00 (d)                                                         $(1,783)   --   $(1,783)

Equity Value                                                                                             $   431    --   $   887
                                                                                                         -------         -------

COMPARABLE COMPANY ANALYSIS REFERENCE RANGE (e)                                                          $  3.75    --   $  7.50
                                                                                                         -------         -------




--------

Note: This analysis is based on market trading multiples and does not reflect control premiums that may be available in acquisitions of the comparable companies. Counsel advises that as such, this analysis should not be understood to reflect a reference range of values for assessing the fairness of an acquisition of Azurix.

(a)  Management estimate as of September 30, 2000.

(b) Other Assets include Wessex Water unregulated, Lurgi Bamag, AGOSBA, Mendoza (equity interest), AMX Brazil, Cancun (equity interest), IASA and North America. Based on Draft 2001 Budget dated 12/6/00.

(c) Implied value from corporate includes $28.7 million of projected G&A expense for 2001 Budget and $2 million thereafter.

(d) Includes $1,911 million of debt and $6 million of minority interest, less $134 million of cash.

(e)  Based upon 117.3 million shares outstanding.

18                                                   [SALOMON SMITH BARNEY LOGO]

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

SUM-OF-THE-PARTS DCF ANALYSIS(a)

(Dollars in millions)

                                          DISCOUNT RATE           EXIT MULTIPLE         IMPLIED    FIRM        VALUE
                                          -------------           -------------         -------    ----        -----

EUROPE

Wessex Water                               7.0%-7.5%                  (b)                $ 1,713     -         $ 1,936
Lurgi Bamag                                7.5%-8.5%               7.0x-8.5x                  14     -              18
                                                                                         -------               -------
                                                                                         $ 1,727               $ 1,954

NORTH AMERICA

Azurix North America                       9.5%-10.5%              7.0x-8.5x             $   202     -         $   264
Madera Water Bank                             (c)                     (c)                     32     -             112
                                                                                         -------               -------
                                                                                         $   234               $   376

CENTRAL AND SOUTH AMERICA

AGOSBA, Argentina                          14.5%-15.5%                (d)                $   112     -         $   139
Mendoza, Argentina                         14.5%-15.5%             4.75x-5.25x                25     -              28
AMX, Brazil                                14.5%-15.5%             4.75x-5.25x                43     -              60
Cancun, Mexico                             12.5%-13.5%                (d)                     56     -              58
IASA, Mexico                               12.5%-13.5%                (e)                     49     -              52
                                                                                         -------               -------
                                                                                         $   285               $   338

Corporate                                     (f)                     (f)                    (45)    -             (45)
                                                                                         -------               -------

ENTERPRISE VALUE                                                                         $ 2,201               $ 2,623

Net Debt and Minority Interest as of 12/31/00 (g)                                        $(1,783)    -         $(1,783)
                                                                                         -------               -------

Equity Value                                                                             $   417     -         $   840

SUM-OF-THE-PARTS DCF REFERENCE RANGE (h)                                                 $  3.50     -         $  7.25
                                                                                         -------               -------



----------

(a) Financial information, where available, has been updated from the Management Forecast based upon detailed operating company models provided during due diligence. Differences with the Management Forecast are not, in the aggregate, material to this analysis.

(b) Reflects 0.95x - 1.05x RAB exit multiple for regulated business and 5.5x - 6.5x EBITDA multiple for unregulated business.

(c) Valuation based on acquisition costs and Management's estimated disposition proceeds.

(d) AGOSBA and Cancun based on 29-year and 20-year forecasts, respectively, representing the entire life of the concessions.

(e) IASA based on IASA 13-year forecast, Leon 10-year forecast and Torreon 20-year forecast, representing the entire life of the concessions plus a 10-year extension for IASA concession.

(f) Implied value from corporate includes $28.7 million of projected G&A expense for 2001 budget and $2 million thereafter.

(g) Includes $1,911 million of debt and $6 million of minority interest, less $134 million of cash.

(h)  Based on 117.3 million shares outstanding.


19                                                   [SALOMON SMITH BARNEY LOGO]

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000

SUM-OF-THE-PARTS PRECEDENT TRANSACTIONS ANALYSIS


(Dollars in millions)

                                STATISTIC                 METHODOLOGY                               MULTIPLES
                                ---------                 -----------                               ---------

Wessex Water                   $1,800.0 (a) RAB                                                   1.00x-1.20x

Other Assets (b)                            DCF Value (see p. 20)

Madera Water Bank                           Acquisition cost - Estimated Disposition Proceeds(a)

Corporate (c)                      (2.0)    2001 Budget plus Post-2001 Cost                        8.0x-8.0x


ENTERPRISE VALUE

Net Debt and Minority Interest as of 9/30/00 (d)


Equity Value

SUM-OF-THE-PARTS PRECEDENT TRANSACTION REFERENCE RANGE



(Dollars in millions)

                                                            IMPLIED FIRM VALUE
                                                            -------------------

Wessex Water                                                $ 1,800  -  $ 2,160

Other Assets (b)                                                501  -      620

Madera Water Bank                                                32  -      112

Corporate (c)                                               $   (45) - $  ($45)
                                                            -------    -------

ENTERPRISE VALUE                                            $ 2,288    $ 2,847

Net Debt and Minority Interest as of 9/30/00(d)             $(1,783) - $(1,783)
                                                            -------    -------

Equity Value                                                    505  -    1,064

SUM-OF-THE-PARTS PRECEDENT TRANSACTION REFERENCE RANGE      $  4.25  -  $  9.00
                                                            -------     -------





------------
(a)  Management estimate as of September 30, 2000.

(b) Other Assets include Wessex Water unregulated, Lurgi Bamag, AGOSBA, Mendoza (equity interest), AMX Brazil, Cancun (equity interest), IASA and North America. Based on Draft 2001 Budget dated 12/6/00.

(c) Implied value from corporate includes $28.7 million of projected G&A expense for 2001 Budget and $2 million thereafter.

(d) Includes $1,911 million of debt and $6 million of minority interest, less $134 million of cash.

(e)  Based upon 117.3 million shares outstanding.


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

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000


5 ADDITIONAL INFORMATION


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
                                            PROJECT TRUEBLUE / DECEMBER 8, 2000


A. LIQUIDITY ANALYSIS


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

                                            PROJECT TRUEBLUE / DECEMBER 8, 2000


LIQUIDITY ANALYSIS




* Trueblue currently forecasts that it will fail the debt incurrence test (which is based upon maintaining a fixed charge ratio above 2.0x) prior to the effective date of the proposed transaction

     o    Such failure will need to be cured prior to completing the merger

     o    A consent could be solicited from bondholders

     o Alternatively, the conversion of the Parent Revolving Credit to PIK Preferred stock coupled with restricting certain subsidiaries should be sufficient to maintain compliance

* Failure of the debt incurrence test prohibits Trueblue from raising new debt, but allows it to continue to use its existing revolving credit availability

* Without the proposed transaction or a substantial restructuring of the capital structure, projections indicate that Trueblue will have no debt capacity under its revolving credit facilities in early 2002



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
                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

B. SQUEEZE-OUT PRECEDENTS


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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

PRECEDENT MINORITY SQUEEZE-OUTS GENERALLY

                                                                                        Premium to Market
          Acquiror's Holdings at                Number of                       ----------------------------------
          Time of Offer                         Transactions                    One Month Prior      One Day Prior
          ------------------------              ------------                    ---------------      -------------
          50.1% - 79.9%                             48             High             107.4%              106.7%
                                                                   Mean              39.5                32.6
                                                                   Median            32.8                24.6
                                                                   Low                2.8               (11.1)

          80.0% +                                   22             High              77.8%               60.0%
                                                                   Mean              32.7                18.1
                                                                   Median            28.3                18.1
                                                                   Low                2.5                (1.1)

          ------------------------              ------------                    ---------------      -------------
          All Transactions                          70             High             107.4%              106.7%
                                                                   Mean              37.4                28.0
                                                                   Median            29.3                21.0
                                                                   Low                2.5               (11.1)

          Trueblue Price                                                            $4.31               $3.56
          ------------------------              ------------                    ---------------      -------------

          Trueblue Premium at:
             $7.00 per share(a)                                                      62.3%               96.5%
             $8.00 per share                                                         85.5               124.6
             $8.25 per share                                                         91.3               131.6
             $8.50 per share                                                         97.1               138.6
          ------------------------              ------------                    ---------------      -------------


----------
     Source: Securities Data Company, November 2000. Includes cash acquisitions of US targets, greater than $100 million since 1988 where acquiror owned more than 50% of target before transaction. These transactions cover many different industries and a range of business prospects and capital structures. The facts and circumstances of each transaction are unique to the companies and may have affected the particular premium obtained in any particular situation.

     (a)  Represents initial parent offer.


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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

C. SUBSEQUENT CONTACTS



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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


CONTACTS SUBSEQUENT TO THE PARENT OFFER

COMPANY D

* During the week of November 20, Company D's financial advisor contacted SSB & WP to indicate potential interest

* SSB & WP attempted to contact Company D's advisor on November 30 to follow up, but have been unsuccessful

COMPANY G

* A private investment firm indicated in a letter to Trueblue its potential interest in acquiring Wessex at an indicative value of 95% of RAB (approximately $1.7 billion)

*    SSB & WP contacted Company G to discuss the indicative valuation

* Company G indicated it was unwilling / unable to pay any strategic premium to acquire Wessex

COMPANY H

* Trueblue received a letter dated November 29 indicating the possible interest in some or all of the Company's Mexican assets



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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000

APPENDIX






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
                                            PROJECT TRUEBLUE / DECEMBER 8, 2000


COMPARABLE PUBLICLY-TRADED COMPANIES

Trading Statistics - Firm Valuations
(L.MM except per share amounts, ratios or as otherwise indicated)

                                                                         FIRM VALUE         FIRM VALUE
                                                                      ---------------     ----------------
                                                                           EBIT(c)           EBIT(c)          PRICE / EARNINGS(d)
                              SHARE         MARKET         FIRM       ---------------     ----------------     -------------------
COMPANY                      PRICE (a)  CAPITALIZATION  VALUE (b)    2000E     2001E     2000E      2001E      2000E      2001E
-------                      ---------  --------------  ---------    -----     -----     -----      -----      -----      -----
                               Local          GBP         GBP

Kelda Group                      3.77        1,479        2,768        7.1       6.8       11.9       11.5       11.0       10.8
United Utilities                 6.85        3,771        6,525        8.2       7.9       11.6       11.2       12.5       12.5
Anglian Water                    5.88        1,607        3,206        7.4       7.1       10.7       10.3       12.0       11.4
Pennon Group                     6.71          915        1,576        7.8       7.5       12.6       12.2       12.0       13.5
Severn Trent                     7.09        2,426        4,344        6.9       6.5       11.9       11.3       11.6       11.1
Suez Lyonnaise Tractebel       189.40       23,288       34,797        8.8       8.2       15.9       14.2       24.4       21.5
Vivendi Environment             45.90        9,850       24,084       10.5       9.4       17.7       15.4       22.8       18.0

HIGH                                                                  10.5X      9.4X      17.7X      15.4X      24.4X      21.5X
MEAN                                                                   8.1       7.6       13.2       12.3       15.2       14.1
MEDIAN                                                                 7.8       7.5       11.9       11.5       12.0       12.5
LOW                                                                    6.9       6.5       10.7       10.3       11.0       10.8


                              2000       VALUE OF      PM/(DISC)
                               RAB     UNREGULATED      TO RAB
COMPANY                                 BUSINESS
-------                       -----     --------       ---------

Kelda Group                   2,420          700         (9.4)%
United Utilities              4,714        2,362        (10.0)%
Anglian Water                 3,296          250        (10.3)%
Pennon Group                  1,489          320        (15.9)%
Severn Trent                  3,965          900        (12.6)%
Suez Lyonnaise Tractebel
Vivendi Environment

HIGH                                                     (9.4)%
MEAN                                                    (11.6)%
MEDIAN                                                  (10.3)%
LOW                                                     (15.9)%

                                                                         FIRM VALUE         FIRM VALUE
                                                                      ---------------     ----------------
                                                                          EBITDA(c)           EBIT(c)          PRICE / EARNINGS(d)
                                            MARKET         FIRM       ---------------     ----------------     -------------------
PRECENDENT TRANSACTION                  CAPITALIZATION   VALUE (b)    2000E     2001E     2000E      2001E      2000E      2001E
----------------------                  --------------   ---------    -----     -----     -----      -----      -----      -----
 Thames Water (RWE Bid)       12.15         4,341         5,951       9.0       8.4        12.4       12.0       18.9       15.7


                             2000      VALUE OF      PM/(DISC)
                              RAB     UNREGULATED      TO RAB
PRECENDENT TRANSACTION                BUSINESS
----------------------       -----    -----------    ---------
 Thames Water (RWE Bid)      4,264        957          21.8%


(a)      As of December 6, 2000 in local currency

(b) Total interest-bearing debt less cash, marketable securities, minority interest, and investments in unconsolidated affiliates.

(c) Firm Value equals equity value (all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertibles, less investments in unconsolidated affiliates and cash.

(d)      Source: Salomon Smith Barney research and Brokers' reports.

(e)      Source: I/B/E/S as of December 6, 2000

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


                                             PROJECT TRUEBLUE / DECEMBER 8, 2000


SUMMARY OF PRECEDENT WATER TRANSACTIONS


(Dollars in Millions)

                                                           Aggregate Value / Forward               Premium / Mkt Price
  Date              Target/          Equity     Aggregate  -------------------------      RAB      -------------------
Announced          Acquiror          Value        Value      EBIT        EBITDA          Multiple    1-day    1-month
----------         --------         ---------   ---------  --------    -------------     --------  -------    --------
11-Aug-00          Hyder Plc          $ 816       $3,544       10.7x      6.9x            0.95x      89.0%     75.0%
                 WPD Holdings

25-Sep-00        Thames Water         6,294        8,629       10.9x      7.9x            1.22x      32.8%     39.8%
                   RWE AG


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